UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 4, 2010

SAVVIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)

(314) 628-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 4, 2010, SAVVIS, Inc. (“Savvis” or the “Company”) and SAVVIS Communications Corporation (the “Borrower”) entered into a Credit Agreement establishing new credit facilities (the “New Credit Facilities”) with a group of lenders for which Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., served as joint lead arrangers and joint bookrunners and Credit Suisse Securities (USA) LLC and Suntrust Robinson Humphrey, Inc. served as arrangers and joint bookrunners.

The New Credit Facilities are senior secured credit facilities structured as (i) a $550.0 million six-year term loan facility and (ii) a $75.0 million three and one-half-year revolving credit facility that includes a $40.0 million sub-limit for the issuance of letters of credit. The term loan facility requires 0.25% quarterly principal amortization payments, beginning on December 31, 2010, with the remaining balance of the term loan facility payable on August 4, 2016, the maturity date of the term loan facility. The revolving credit facility will mature in February 2014. At present, the principal balance of the term loan facility is $550.0 million and approximately $10.4 million face amount of letters of credit have been issued under the revolving credit facility.

Borrowings under the New Credit Facilities bear interest at a Base Rate or a Eurodollar Rate, at the option of Savvis, plus (i) a margin of 5.00% per year for Eurodollar Rate based loans and 4.00% per year for Base Rate based loans under the term loan facility and (ii) a margin of 4.75% per year for Eurodollar Rate based loans and 3.75% per year for Base Rate based loans under the revolving credit facility.

The New Credit Facilities contain various affirmative, negative and financial covenants which restrict the ability of the Borrower, the Company and their respective subsidiaries to create liens, incur additional indebtedness, make investments, consolidate, merge or make acquisitions, dispose of assets, make distributions or declare or pay dividends, or make capital expenditures, among other things, except as expressly permitted by the terms of the New Credit Facilities. In addition, the New Credit Facilities contain financial covenants requiring the Borrower and Savvis to maintain fixed charge coverage and leverage ratios as specified in the Credit Agreement. These covenants and the others contained in the definitive documentation with respect to the New Credit Facilities are subject to important exceptions and qualifications set forth in the New Credit Facilities.

The New Credit Facilities provide for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency and a change of control. Upon the occurrence of an event of default, the administrative agent may, and at the request of the lenders holding more than 50% in principal amount of lender commitments under the New Credit Facilities shall, cause the maturity of the loans thereunder to be accelerated. Certain events of bankruptcy and insolvency will cause the maturity of the loans made pursuant to the New Credit Facilities to be accelerated automatically.

The indebtedness under the New Credit Facilities is guaranteed by Savvis and certain of its domestic subsidiaries other than the Borrower (the “Guarantors”). The Borrower’s obligations under the Credit Agreement and the guarantees of the Guarantors are secured by a first-priority security interest in substantially all of the Borrower’s and the Guarantors’ assets and proceeds thereof.

The description of the New Credit Facilities is qualified in its entirety by reference to the form of the agreement which appears as Exhibit 10.1 hereto, which is incorporated into this Item by reference.

The administrative agent for the New Credit Facilities, the lenders thereunder and certain affiliates provide, and may in the future provide, certain commercial banking, financial advisory, trustee and investment banking services to Savvis and its affiliates, for which they receive customary fees.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the Company’s entry into the New Credit Facilities, the Company terminated:

•

the Amended and Restated Credit Agreement, dated as of December 8, 2008, among the Borrower, Savvis, the subsidiaries of Savvis party thereto, as guarantors, the lenders party thereto and Wells Fargo Foothill, LLC as administrative agent for such lenders, as amended (the “Existing Credit Agreement”);

•	the Loan and Security Agreement dated December 18, 2006 between Borrower and Cisco Systems Capital Corporation, as amended (the “Cisco Agreement”);

•	the Facility Agreement dated June 27, 2008 by and among SAVVIS UK Limited, Savvis and Lombard North Central Plc (the “Lombard Agreement”); and

•	any security and guaranty agreements related to the foregoing.

On August 4, 2010, the Company paid all principal outstanding and interest due under, and all other amounts due in connection with, the Existing Credit Agreement, the Cisco Agreement and the Lombard Agreement. Approximately $0.5 million of early termination fees were incurred by the Company in connection with the termination of the Existing Credit Agreement, the Cisco Agreement and the Lombard Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1+	Credit Agreement dated August 4, 2010 by and among SAVVIS Communications Corporation, a Missouri corporation, SAVVIS, Inc., a Delaware corporation, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

+	A request for confidential treatment has been submitted with respect to this exhibit. The copy filed as an exhibit omits the information subject to the request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: August 10, 2010		/s/ Gregory W. Freiberg
	Name:	Gregory W. Freiberg
	Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1+	Credit Agreement dated August 4, 2010 by and among SAVVIS Communications Corporation, a Missouri corporation, SAVVIS, Inc., a Delaware corporation, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

+	A request for confidential treatment has been submitted with respect to this exhibit. The copy filed as an exhibit omits the information subject to the request for confidential treatment.

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